Exhibit 10.4
SECURITY AGREEMENT AND COLLATERAL ASSIGNMENT
OF
LIMITED LIABILITY COMPANY INTERESTS
     This SECURITY AGREEMENT AND COLLATERAL ASSIGNMENT OF LIMITED LIABILITY COMPANY INTERESTS (as may be at any time hereafter amended, restated, supplemented or modified, this “Agreement”), dated as of September 27, 2005, is entered into between MATRIXX INITIATIVES, INC., a Delaware corporation (referred to herein as “Matrixx” or “Assignor”), and COMERICA BANK, a Michigan banking corporation (“Bank”), with reference to the following facts:
R E C I T A L S
     A. Assignor and Zicam, LLC, an Arizona limited liability company, formerly known as Gel Tech, L.L.C. (“Zicam” or “Company”) (collectively, “Borrowers”), on the one hand, and Bank, on the other hand, are contemporaneously herewith entering into that certain Amended and Restated Credit Agreement, dated as of even date herewith (as may be at any time hereafter supplemented, modified, amended or restated, the “Loan Agreement”).
     B. Assignor owns one hundred percent (100%) of the Limited Liability Company Interest in Zicam.
     C. In order to induce Bank to enter into the Loan Agreement, and in consideration thereof, Assignor has agreed to execute and deliver this Agreement.
A G R E E M E N T
     NOW, THEREFORE, in consideration of the foregoing, Assignor and Bank hereby agree as follows:
     1. Defined Terms; Construction.
          1.1 All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement. In addition, as used in this Agreement:
               “Act” shall mean the Arizona Limited Liability Company Act, or any successor statute governing the subject matter thereof, and any and all rules and regulations issued or promulgated in connection therewith.
               “Articles of Organization” shall have the meaning given to such term in the Act.
               “Assigned Benefits” shall have the meaning given to such term in Section 4.1.
               “Assignment” shall have the meaning given to such term in Section 4.1.

               “Certificated Security,” “Endorsement,” “Registered Form,” “Security,” “Security Certificate,” and “Uncertificated Security” have the meanings ascribed to such terms in the Code.
               “Code” shall mean the Arizona Uniform Commercial Code, as amended and supplemented from time to time, and any successor statute.
               “Collateral” shall have the meaning given to such term in Section 2.
               “Company” shall have the meaning set forth in the Recitals.
               “Event of Default” shall have the meaning given to such term in Section 12.
               “Governmental Authority” means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority or subdivision thereof, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
               “Limited Liability Company Interest” means membership interest as defined in the Act.
               “Manager” shall have the meaning given to such term the Act.
               “Member” shall have the meaning given to such term the Act.
               “Operating Agreement” means that certain Amended and Restated Operating Agreement of Gel Tech, L.L.C., dated December 5, 2001.
               “Secured Obligations” shall have the meaning given to such term in Section 2.
          1.2 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Any reference herein to the Loan Agreement includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Assignor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by Bank and Assignor and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Bank and Assignor.

     2. Security Interest. Assignor hereby grants a continuing security interest to Bank in the collateral described in Section 3 (the “Collateral”) as security for the prompt payment and performance of all of Borrowers’ obligations owing to Bank under the Loan Agreement and the obligations of Assignor hereunder (collectively, the “Secured Obligations”).
     3. Collateral. The Collateral under this Agreement consists of all of the following:
          (a) All of Assignor’s right, title and interest in and to Assignor’s Limited Liability Company Interest in the Company;
          (b) All of Assignor’s rights as a member (including without limitation the Assigned Benefits and the right to receive the Assigned Benefits), whether now existing or hereafter arising, under the Operating Agreement and any and all amendments thereto, whether arising from Assignor’s Limited Liability Company Interest in the Company; and
          (c) All proceeds from the foregoing, including without limitation any distributions and profits payable to Assignor as a Member in the Company or as a creditor of the Company, whether in cash or in kind, and any proceeds from a disposition of the foregoing or of Assignor’s Limited Liability Company Interest in the Company.
     4. Assignment; Assigned Benefits.
          4.1 Assignment of Certain Funds. Assignor hereby collaterally assigns and transfers to Bank (the “Assignment”), all of Assignor’s right, title and interest in and to: (a) all payments and/or distributions of revenue, income, profits, property and other sums now or hereafter due from the Company to Assignor in respect of Assignor’s Limited Liability Company Interest in the Company, whether in cash or in kind; (b) all monies owed and payable to Assignor by the Company, other than in respect of Assignor’s Limited Liability Company Interest in the Company, whether owed in connection with loans, management agreements, marketing agreements, other contracts or otherwise; (c) the right of Assignor to receive any of the foregoing; and (d) all proceeds of the foregoing (collectively, “Assigned Benefits”). The Assignment shall be binding upon Assignor and shall inure to the benefit of Bank but shall impose no obligations or liabilities upon Bank. Assignor hereby agrees to indemnify, defend and hold Bank harmless from and against any and all claims, liabilities, costs, losses, demands, damages, judgments and awards (including without limitation reasonable attorney’s fees and costs of defense by counsel chosen and controlled by Bank) arising from or in connection with this Assignment, the Assigned Benefits or the Operating Agreement (except to the extent that it is finally judicially determined to have resulted from the gross negligence or willful misconduct of Bank).
          4.2 Payment of Assigned Benefits; Voting Rights. So long as no Event of Default is continuing, Assignor may receive the Assigned Benefits and may exercise any voting rights to which Assignor is entitled under the Operating Agreement and applicable law; provided, however, no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with the terms of this Agreement or any other instrument or agreement referred to therein or herein. During the continuance of an Event of Default, the provisions of Section 13 shall apply.

          4.3 Assignor to Cooperate. Assignor hereby covenants and agrees that Assignor shall take any and all actions within Assignor’s power to cause the Company to comply with all terms and conditions of this Agreement.
     5. Control of Collateral. Assignor shall promptly deliver to Bank any and all Certificated Securities comprising all or any portion of the Collateral for Bank to hold pursuant to the terms hereof, and if such Certificated Securities are in Registered Form, (i) such Certificated Securities shall be endorsed in blank by an effective undated Endorsement, in form and substance satisfactory to Bank, in its sole and absolute discretion, or (ii) Assignor shall cause the Company or the Company’s transfer agent to transfer such Securities into the name of Bank and issue a replacement Security Certificate evidencing the same in the name of Bank. In the event that all or any portion of the Collateral consists of Uncertificated Securities, Assignor shall cause the Company to enter into a control agreement with respect to such Uncertificated Securities, in form and substance satisfactory to Bank, in its sole and absolute discretion.
     6. Further Assurances. Assignor agrees that it shall cooperate with Bank and shall execute and deliver, or cause to be executed and delivered, to Bank all proxies, assignments, financing statements, instruments, control agreements and other documents, and shall take all further action, at the expense of Assignor, from time to time requested by Bank, in order to maintain a continuing, first-priority, perfected security interest in the Collateral in favor of Bank and to enable Bank to exercise and enforce its rights and remedies hereunder with respect to the Collateral, and Assignor agrees that it shall execute and deliver to Bank, at Bank’s request, any further applications, agreements, documents and instruments, and shall perform any and all acts deemed necessary by Bank to carry into effect the terms, conditions, and provisions of this Agreement and the transactions connected herewith. Should Assignor fail to execute or deliver any such applications, agreements, documents, financing statements and instruments, or to perform any such acts, Assignor acknowledges that Bank may, to the extent permitted by law, execute and deliver the same and perform such acts in the name of Assignor and on its behalf as its attorney-in-fact in accordance with Section 11. Assignor hereby authorizes Bank or its designee to file such Uniform Commercial Code financing statements or financing statement amendments in any jurisdiction as Bank shall deem necessary or desirable, at any time and from time to time, to carry out the terms of this Agreement, or otherwise to protect, perfect or continue Bank’s security interests in the Collateral, in each case naming Assignor, as debtor, and Bank, as secured party, and without Assignor’s signature.
     7. Bank’s Duties. Bank shall not have any duties with respect to the Collateral other than the duty to use reasonable care of the Collateral is in its possession and other duties imposed by applicable law. In accordance with the Code, Bank shall be deemed to have used reasonable care if it observes substantially the same standard of care with respect to the custody or preservation of the Collateral as it observes with respect to similar assets owned by Bank. Without limiting the generality of the foregoing, Bank shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties, to sell the same if it threatens to decline in value, or to exercise any rights represented thereby (including rights with respect to calls, conversions, exchanges, maturities, or tenders); provided, however, that Bank may, at its option, do so, and any and all expenses incurred in connection therewith shall be for the account of Assignor.

     8. Representations and Warranties. Assignor hereby represents and warrants to Bank that:
          8.1 Assignor is the lawful owner of the Collateral, free of all claims, liens or encumbrances other than Permitted Liens.
          8.2 The Operating Agreement is in full force and effect.
          8.3 Assignor’s Limited Liability Company Interest in the Company constitutes a one hundred percent (100%) ownership interest in the Company.
          8.4 The security interest granted to Bank under this Agreement is valid and constitutes a first priority security interest in the Collateral. Upon (i) the filing of a financing statement (form UCC-1) with the Secretary of State of the State of Delaware, or (ii) the completion of all actions described in Section 5, such security interest shall be perfected.
          8.5 Assignor has not assigned, transferred or encumbered the Assigned Benefits or the Collateral or any portion thereof or any interest therein, except as provided in this Agreement or in the other Loan Documents. There are no restrictions upon the transfer of any of the Collateral to or by Bank and Assignor is the sole beneficial owner of the Collateral and has the right to assign and grant a security interest in or otherwise transfer such Collateral free of any encumbrances or rights of third persons.
     9. Covenants. Assignor covenants and agrees that Assignor shall do all of the following:
          9.1 Furnish Bank such information concerning Assignor, the Collateral, the Assigned Benefits and the Company as Bank may from time to time request;
          9.2 Pay all charges of any nature against the Collateral or the Assigned Benefits prior to their delinquency, except to the extent being contested in good faith by appropriate proceedings and reserves have been established as required by GAAP; provided, however, that upon Assignor’s failure to do so, Bank may pay such charges which they deem necessary (but shall have no obligation to do so) and Assignor shall reimburse Bank the amount paid; and
          9.3 Reimburse Bank, upon demand, for any costs or expenses (including attorneys’ fees and legal expenses and attorneys’ fees and expenses pursuant to proceedings brought under the Bankruptcy Code, to the extent allowed by law) reasonably incurred by Bank: (a) in exercising any right, power, or remedy conferred by this Agreement; (b) in enforcing or attempting to enforce the payment or performance of the obligations of Bank hereunder; (c) in connection with any redemption of the Collateral by Assignor; or (d) otherwise in connection with this Agreement.

     10. Negative Covenants. Assignor shall not without the prior written consent of Bank:
          10.1 Approve the amendment or termination of the Operating Agreement, or approve the dissolution or winding up of the Company;
          10.2 Sell, assign, mortgage, pledge, assign in trust, hypothecate or otherwise create or permit to exist any Lien on the Collateral, the Assigned Benefits or any Assets of the Company in favor of anyone other than Permitted Liens;
          10.3 Do or permit any act in contravention of the Operating Agreement; or
          10.4 Permit the Company to issue any additional Limited Liability Company Interests.
     11. Substitute Performance; Power of Attorney. Assignor authorizes Bank to perform any and all acts which Bank deems necessary for the protection and preservation of the Collateral or of the value of Bank’s security interest therein, including but not limited to receiving income thereon as additional security hereunder, all at Assignor’s expense, and any amounts expended hereunder by Bank, shall constitute Bank Expenses and shall be payable pursuant to the terms of the Loan Agreement. Assignor further grants to Bank a power of attorney coupled with an interest to execute all agreements, forms, applications, documents and instruments and to take all actions and do all things as could be executed, taken, or done by Assignor in connection with the protection and preservation of the Collateral, the Assigned Benefits, or this Agreement. This power of attorney is irrevocable and authorizes Bank to act for Assignor in connection with the matters described herein without notice to or demand upon Assignor.
     12. Events of Default. The occurrence of any Event of Default under the Loan agreement shall constitute an event of default (an “Event of Default”) hereunder.
     13. Rights and Remedies.
          13.1 Assignor acknowledges and agrees that this Agreement contains both the Assignment and the grant of a security interest in the Collateral. Assignor further acknowledges and agrees that Bank has distinct rights and remedies in connection with the Assignment and the security interest (some of which are available under both the Assignment and the security interest) and that Bank may exercise and/or enforce separately the distinct rights and remedies available in connection with either or both the Assignment and the security interest.
          13.2 During the continuance of an Event of Default, at Bank’s option, Assignor shall cooperate with Bank in having Assignor’s Limited Liability Company Interest in the Company transferred to Bank in the Company’s records as required by the Act; whereupon all of Assignor’s voting rights shall cease, and all such rights shall become vested in Bank, whereupon Bank shall have the sole right to exercise such voting rights.

          13.3 During the continuance of an Event of Default, Bank may, without notice of election and without demand, do any one or more of the following, all of which Assignor authorizes and agrees are commercially reasonable:
               (a) Notify the Company that Bank has the absolute and unconditional right to receive any and all payments of any kind whatsoever to be made by or payable by the Company to Assignor, in respect of Assignor’s Limited Liability Company Interest, including without limitation the Assigned Benefits;
               (b) Receive payment of the Assigned Benefits directly from the Company, or otherwise collect the Assigned Benefits, or transfer the right to receive the Assigned Benefits, without recourse to the security interest granted hereby; Assignor hereby authorizes and instructs the Company to pay all of the Assigned Benefits directly to Bank from time to time as the same shall become due, from and after receipt by the Company of written demand from Bank;
               (c) Make such payments and do such acts as they consider necessary or reasonable to protect Bank’s security interest in the Collateral. Assignor agrees to assemble and make available any and all of the Collateral if Bank so requires. Assignor authorizes Bank to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge, or lien which, in the opinion of Bank, appear to be prior or superior to Bank’s security interest, and to pay all costs and expenses incurred in connection therewith;
               (d) At any time or from time to time, to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by Assignor) for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as Bank in its reasonable discretion may determine; provided, that at least ten (10) days notice of the time and place of any such sale shall be given to Assignor. Bank shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has therefore been given. Assignor hereby waives any other requirement of notice, demand, or advertisement for sale, to the extent permitted by law. Assignor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, Bank may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Bank shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall Bank be under any obligation to take any action whatsoever with regard thereto;
               (e) Buy the Collateral, in its own name, or in the name of a designee or nominee. Bank shall have the right to execute any document or form, in its name or in the name of the Assignor, that may be necessary or desirable in connection with such sale of the Collateral; and

               (f) Sell all or any part of the Collateral by a private placement, restricting bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Bank may solicit offers to buy the Collateral, or any part of it for cash, from a limited number of investors deemed by Bank, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral. If Bank shall solicit such offers from not less than four (4) such investors, then the acceptance by Bank of the highest offer obtained therefore shall be deemed to be a commercial reasonable method of disposition of such Collateral.
          13.4 Assignor shall pay all of Bank’s reasonable costs and expenses (including attorneys’ fees and expenses and attorneys’ fees and expenses incurred pursuant to proceedings brought under the Bankruptcy Code, to the extent allowed by law) incurred in connection with the enforcement and exercise of any of the rights and remedies provided for herein, irrespective of whether suit is commenced.
          13.5 Bank may waive or release all or any part of the Collateral at Bank’s option. Any monies in excess of the Secured Obligations which exist after disposition of the Collateral shall be returned promptly, without interest and subject to the rights of third parties, to Assignor by Bank.
          13.6 The rights and remedies of Bank under this Agreement shall be cumulative. Bank shall have all other rights and remedies provided by applicable law. No exercise by Bank of any one right or remedy shall be deemed an election and no waiver by Bank of any default on Assignor’s part shall be deemed a continuing waiver. No delay by Bank in the exercise of rights or remedies shall constitute a waiver, election, or acquiescence thereof or thereto.
          13.7 Any sale of the Collateral which is conducted in accordance with the Code as then in effect shall be valid notwithstanding any notice or other provision of this Agreement. Bank shall have no obligation to attempt to satisfy the Secured Obligations by collecting them from any third Person which may be liable for them or any portion thereof, and Bank may release, modify or waive any collateral provided by any other Person as security for the Secured Obligations or any portion thereof, all without affecting Bank’s rights against Assignor. Assignor waives any right it may have to require Bank to pursue any third Person for any of the Secured Obligations.
          13.8 Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and Bank’s compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
          13.9 Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
          13.10 If Bank sells any of the Collateral upon credit, Assignor will be credited only with payments actually made by the purchaser, received by Bank and applied to the indebtedness of the purchaser. In the event that the purchaser fails to pay for the Collateral, Bank my resell the Collateral and Assignor will be credited with the proceeds of such sale.
          13.11 Bank shall be under no obligation to marshal any assets in favor of Assignor, or against or in payment of the Secured Obligations or any other obligation owed to Bank by Assignor or any other Person.
          13.12 Upon the exercise by Bank of any power, right, privilege, or remedy pursuant to this Security Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Assignor agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that Bank or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.
     14. Successors and Assigns. This Agreement shall bind the successors and assigns of Assignor, and shall inure to the benefit of the respective successors and assigns of Bank, provided, however, Assignor may not assign this Agreement or delegate any of its duties hereunder without Bank’s prior written consent and any such prohibited assignment shall be absolutely null and void.
     15. Headings. Headings in this Agreement are included solely for the convenience of the parties and shall not be deemed either to amplify or to limit the meaning of any provision of this Agreement.
     16. Amendment. This Agreement may not be amended except in a writing signed by the party asserted to be bound thereby.
     17. Severability. If any provision of this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Agreement.
     18. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party in accordance with Section 10.1 of the Loan Agreement.
     19. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     20. Recitals and Exhibits. The preamble to this Agreement, the factual Recitals and all Exhibits mentioned in this Agreement are incorporated herein and constitute a part of this Agreement.
     21. Governing Law. This Agreement shall be deemed to have been made in the State of Arizona and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of Arizona, without regard to principles of conflicts of law. Assignor and Bank consent to the exclusive jurisdiction of any state or federal court located in Maricopa County, Arizona.
     22. WAIVER OF JURY TRIAL. THE ASSIGNOR AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS WRITTEN CONSENT TO A TRIAL BY THE COURT.
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     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first set forth hereinabove.

Address of Assignor:	“ASSIGNOR”:

4742 N. 24th Street, Suite 455	MATRIXX INITIATIVES, INC., a Delaware
Phoenix, Arizona 85016	corporation

	By:	/s/ William Hemelt

Name: William Hemelt
Its: Executive Vice President, CFO, Treasurer

Address of Bank:	“BANK”:

Phelps Dodge Tower	COMERICA BANK, a Michigan Banking corporation
1 North Central Avenue, Suite 1000
Phoenix, Arizona 85004-4469

By: /s/ William J. Kirschner

Name: William J. Kirschner
Title: Assistant Vice President

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Security Agreement and Collateral Assignment of LLC Interests

CONTROL AGREEMENT
     ZICAM, LLC, an Arizona limited liability company (“the Company”), hereby acknowledges and approves the terms of the foregoing Security Assignment and Collateral Assignment of Limited Liability Company Interest (the “Assignment”), dated as of September 27, 2005, by and between MATRIXX INITIATIVES, INC., a Delaware corporation (“Assignor”) and Comerica Bank, a Michigan banking corporation (“Bank”). The Company agrees that it will comply with all instructions from Bank with respect to transfers of all or any part of the Collateral (as defined in the Assignment), whether by sale or otherwise, without further consent from Assignor. The Company further acknowledges and agrees that it has received a copy of the Assignment and has registered the assignment of Assignor’s Limited Liability Company Interest (as defined in the Assignment) in the undersigned in the name of Bank. The Company confirms to Bank that the execution, delivery and performance of the Assignment does not cause any of the undersigned to dissolve. The Company further acknowledges that it has recorded the terms of the Assignment upon its books and records. The Company acknowledges that, in entering into the Loan Agreement (as defined in the Assignment), Bank is relying on the Assignment and on the Company’s agreement to be bound by the terms of the Assignment; and by and between agrees that any offset or claim it may now or hereafter have against Assignor (or against Assignor’s interests, claims or rights) shall be subordinate to the claims, rights and interests of Bank under the Assignment.

Dated: September 27, 2005	ZICAM, LLC, an Arizona limited liability company
	By:	William Hemelt
Name: William Hemelt
Title: Manager

S-2

Security Agreement and Collateral Assignment of LLC Interests